Exhibit 99.1

FOR IMMEDIATE RELEASE

CorePoint Lodging Announces Timing of First Quarter
2020 Earnings Release and Conference Call

IRVING, Texas, May 11, 2020 - CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”) today announced that the Company plans to report financial results for the first quarter of 2020 after market close on Wednesday, May 20, 2020. The Company will also host a conference call for investors and other interested parties to discuss its results beginning at 5:00 p.m. Eastern Time that day.

The call may be accessed by dialing (866) 300-4611, or (703) 736-7439 for international participants, and entering the passcode 6135247. Participants may also access the call via webcast by visiting www.corepoint.com/investors.

The replay of the call will be available from approximately 8:00 p.m. Eastern Time on May 20, 2020 through 8:00 p.m. Eastern Time on May 27, 2020. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 6135247.

About CorePoint Lodging Inc.

CorePoint Lodging Inc. (NYSE: CPLG) is the only pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio of La Quinta branded hotels in attractive locations primarily in or near employment centers, airports and major travel thoroughfares. For more information, please visit CorePoint’s website at www.corepoint.com.

Contact:

Becky Roseberry
SVP - Finance and Investor Relations
(214) 501-5535
investorrelations@corepoint.com